SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21,1999

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant=s telephone number, including area code: (804) 819-2000

(Former name or former address if changed since last report.)

Item 5. OTHER EVENTS

On December 21, 1999, the Virginia State Corporation Commission gave its final approval of the merger between Dominion Resources, Inc. and Consolidated Natural Gas Company after reviewing the Securities and Exchange Commission's approval issued on December 15, 1999. All federal and state approvals have now been received and all shareholder election packages have been mailed in anticipation of the merger closing scheduled for January 28, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/JAMES L. TRUEHEART James L. Trueheart Senior Vice President and Controller (Principal Accounting Officer)

Date: January 3, 2000